UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16666 Northchase Drive Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)

(281) 836-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 24, 2012, Exterran Partners, L.P. (the “Partnership,” “we,” “us” or “our”) filed a Current Report on Form 8-K (the “Original Report”), reporting, among other things, our entry into a Contribution, Conveyance and Assumption Agreement, dated as of February 22, 2012, by and among us, Exterran Holdings, Inc. and certain of our respective subsidiaries, providing for a proposed acquisition (the “Proposed 2012 Contract Operations Acquisition”) of certain contract operations customer service agreements with approximately 40 customers, a fleet of compressor units used to provide compression services under those agreements comprising approximately 188,000 horsepower, a fleet of compressor units comprising approximately 75,000 that we leased on an intercompany basis from Exterran Holdings and a natural gas processing plant with a capacity of 10 million cubic feet per day and a related long-term processing services agreement with a customer, as further described in the Original Report. This Current Report on Form 8-K/A provides the financial statements and pro forma financial information required by Item 9.01 in connection with the proposed acquisition.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Report of the Independent Registered Public Accounting Firm and the financial statements listed below are set forth starting on page 3 of this Form 8-K/A.

•

The audited combined statements of assets acquired and liabilities assumed as of December 31, 2011 and 2010 for the Proposed 2012 Contract Operations Acquisition and the related audited combined statements of revenues and direct operating expenses for the years ended December 31, 2011, 2010 and 2009.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of operations of the Partnership as of and for the year ended December 31, 2011 are set forth starting on page 9 of this Form 8-K/A.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Exterran Partners L.P.,

Houston, TX

We have audited the accompanying combined statements of assets acquired and liabilities assumed by Exterran Partners, L.P. and subsidiaries (the “Partnership”), including certain contract operations customer service agreements and contract operations equipment (the “Contract Operations Net Assets”) proposed to be acquired by the Partnership pursuant to the Contribution, Conveyance and Assumption Agreement between Exterran Holdings, Inc., the Partnership and certain of their respective subsidiaries dated February 22, 2012 (the “Contract Operations Acquisition Agreement”), as of December 31, 2011 and 2010, and the related combined statements of revenues and direct operating expenses for the years ended December 31, 2011, 2010, and 2009 (the “Proposed 2012 Contract Operations Acquisition Financial Statements”) These statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Contract Operations Net Assets are not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Contract Operations Net Assets internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined statements related to the Proposed 2012 Contract Operations Acquisition Financial Statements were prepared to present the assets acquired and liabilities assumed and revenues and direct operating expenses of assets acquired by the Partnership pursuant to the Contract Operations Acquisition Agreement described in Note 1, and are not intended to be a complete presentation of the results of operations associated with the Contract Operations Net Assets.

In our opinion, such combined financial statements present fairly, in all material respects, the assets acquired and liabilities assumed by the Partnership as of December 31, 2011 and 2010, pursuant to the Contract Operations Acquisition Agreement described in Note 1, and the related revenues and direct operating expenses for the years ended December 31, 2011, 2010, and 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Houston, TX

February 24, 2012

PROPOSED 2012 CONTRACT OPERATIONS ACQUISITION

COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(In thousands)

	December 31, 2011	December 31, 2010
ASSETS
Property, plant and equipment	$222,287	$180,318
Accumulated depreciation	(66,919)	(54,258)

Net property, plant and equipment	155,368	126,060
Construction-in-progress	—	9,195
Intangibles and other assets, net	5,128	5,833

Total assets acquired	$160,496	$141,088

LIABILITIES
Long-term debt	$105,350	$105,350

Total liabilities assumed	$105,350	$105,350

The accompanying notes are an integral part of these combined financial statements.

PROPOSED 2012 CONTRACT OPERATIONS ACQUISITION

COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(In thousands)

	Years Ended December 31,
	2011	2010	2009
Revenues	$41,489	$38,939	$33,428
Direct operating expenses:
Cost of sales (excluding depreciation and amortization)	17,338	15,722	14,238
Depreciation and amortization	10,973	9,701	7,799
Selling, general and administrative	2,706	2,817	1,886

Total direct operating expenses	31,017	28,240	23,923

Excess of revenues over direct operating expenses	$10,472	$10,699	$9,505

The accompanying notes are an integral part of these combined financial statements.

PROPOSED 2012 CONTRACT OPERATIONS ACQUISITION

NOTES TO COMBINED STATEMENTS OF ASSETS ACQUIRED

AND LIABILITIES ASSUMED AND

COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1. Overview and Basis of Presentation

Overview

On February 22, 2012, pursuant to a Contribution, Conveyance and Assumption Agreement, dated February 22, 2012, between Exterran Partners, L.P. (“we,” “us” or “our”) , Exterran Holdings, Inc. (individually and together with its subsidiaries, “Exterran Holdings”) and certain of our respective subsidiaries (the “Agreement”), we agreed to acquire from certain subsidiaries of Exterran Holdings certain contract operations customer service agreements with approximately 40 customers, a fleet of compressor units used to provide compression services under those agreements comprising approximately 188,000 horsepower, a fleet of compressor units comprising approximately 75,000 horsepower that we leased on an intercompany basis from Exterran Holdings and a natural gas processing plant with a capacity of 10 million cubic feet per day and a related long-term processing services agreement with a customer (the “Proposed 2012 Contract Operations Acquisition”) in accordance with the Contribution, Conveyance and Assumption Agreement, dated February 22, 2012, between us, Exterran Holdings and certain of our respective subsidiaries (the “Agreement”). In exchange for the contract operations customer service agreements and contract operations equipment we agreed to assume $105.4 million of long-term debt from Exterran Holdings, make a cash payment of $33.5 million to Exterran Holdings and issue approximately 1.9 million common units to Exterran Holdings. The Proposed 2012 Contract Operations Acquisition is subject to regulatory approval and other closing conditions and is expected to close in March 2012.

The accompanying combined statements of assets acquired and liabilities assumed and statements of revenues and direct operating expenses for the Proposed 2012 Contract Operations Acquisition include revenue and direct operating expenses related to contract operations customer service agreements and contract operations equipment that we intend to acquire from Exterran Holdings.

These financial statements represent the assets acquired and liabilities assumed as well as the revenues and direct operating expenses related to the Proposed 2012 Contract Operations Acquisition to be acquired by us in connection with the Agreement, except as discussed below in Basis of Presentation.

Basis of Presentation

The accompanying combined statements of assets acquired and liabilities assumed and statements of revenues and direct operating expenses related to the Proposed 2012 Contract Operations Acquisition have been prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission. Statements of assets acquired and liabilities assumed and statements of revenues and direct operating expenses have been included in this report in lieu of full financial statements because the preparation of full financial statements was determined to be impracticable as it would have required significant assumptions that cannot be substantiated. The Proposed 2012 Contract Operations Acquisition was not operated as a separate business unit or legal entity of Exterran Holdings, but was an integrated part of Exterran Holdings’ consolidated operations.

The accompanying combined statements have been derived from the historical records of Exterran Holdings to present combined statements of assets acquired and liabilities assumed and revenues and direct operating expenses related to the Proposed 2012 Contract Operations Acquisition in accordance with accounting principles generally accepted in the U.S. (“GAAP”). In the opinion of management, the accompanying combined statements contain all adjustments considered necessary to fairly present the assets acquired, liabilities assumed, revenues and direct operating expenses related to the Proposed 2012 Contract Operations Acquisition. These combined statements are not intended to be a complete presentation of the financial position or results of operations for the Proposed 2012 Contract Operations Acquisition. The historical operating results of the Proposed 2012 Contract Operations Acquisition may not be indicative of its results in the future due to changes in the business.

The combined statements of assets acquired and liabilities assumed include the contract operations equipment in the Proposed 2012 Contract Operations Acquisition as defined in the Agreement, as well as the intangible assets and amortization related to the intangible assets associated with the Proposed 2012 Contract Operations Acquisition. Contract operations equipment includes the cost and accumulated depreciation of equipment which was in service as of the end of the periods presented attributable to Exterran Holdings’ contract operations customer service agreements that will be transferred in connection with the Proposed 2012 Contract Operations Acquisition and certain other equipment to be acquired in the Proposed 2012 Contract Operations Acquisition. The combined statements of revenues and direct operating expenses related to the Proposed 2012 Contract Operations Acquisition include the revenues and direct expenses of units that are being acquired which were in service during the periods presented attributable to Exterran Holdings’ contract operations customer service agreements that will be transferred in connection with the Proposed 2012 Contract Operations Acquisition. These statements include depreciation expense related to the equipment used to provide service under these customer service agreements and certain other equipment to be acquired in the Proposed 2012 Contract Operations Acquisition. Certain expense items not directly associated with the customer service agreements, such as interest, income taxes and corporate overhead (see Note 2) were excluded from the statements of revenues and direct operating expenses. The allocation of such costs was not historically made and therefore would be made at the discretion of management and would not necessarily be indicative of what such costs actually would have been had the specific assets been operated as a stand-alone entity.

All cash flow requirements of the Proposed 2012 Contract Operations Acquisition were funded by Exterran Holdings, and cash management functions were not performed at the Proposed 2012 Contract Operations Acquisition level. Therefore, a statement of cash flows, including cash flows from operating, investing and financing activities, is not presented as the Proposed 2012 Contract Operations Acquisition did not maintain a separate cash balance.

2. Summary of Significant Accounting Policies

Use of Estimates

In preparing the Proposed 2012 Contract Operations Acquisition combined statements of assets acquired and liabilities assumed and combined statements of revenues and direct operating expenses, management made estimates and assumptions that affect the amounts reported therein and related disclosures. Actual results may differ from these estimates.

Property, Plant and Equipment

Property, plant and equipment is carried at cost. Depreciation for financial reporting purposes is computed on the straight-line basis using an estimated useful life of 15 to 30 years. Depreciation begins with the first service. Included in depreciation expense is $1.6 million, $0.8 million and $0.4 million for the years ended December 31, 2011, 2010 and 2009, respectively, of depreciation expense on contract operations equipment that we leased on an intercompany basis from Exterran Holdings.

Maintenance and repairs are charged to expense as incurred. Overhauls and major improvements that increase the value or extend the life of compressor units are capitalized and depreciated over the estimated useful life of up to seven years.

Property, plant and equipment is reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable based upon undiscounted cash flows. Any impairment losses are measured based upon the excess of the carrying value over the fair value.

Intangible Assets

The amounts of finite life intangible assets reflected in the combined statements of assets acquired and liabilities assumed of the Proposed 2012 Contract Operations Acquisition represent an allocation of the historical cost finite life intangible assets of Exterran Holdings’ North America contract operations segment. The amounts allocated were based on the determination of fair value of net assets transferred to us to the total fair value of Exterran Holdings’ North America contract operations segment.

The amount of finite life intangible assets included in the Proposed 2012 Contract Operations Acquisition is comprised of $7.6 million, excluding accumulated amortization at December 31, 2011 of $2.5 million, associated with customer relationships. This intangible asset is being amortized through 2024, based on the present value of expected income to be realized from this asset.

Revenue Recognition

Revenue from contract operations is recorded when earned, which generally occurs monthly at the time the monthly service is provided to customers in accordance with the contracts.

Cost of Sales (Excluding Depreciation and Amortization)

Cost of sales (excluding depreciation and amortization) includes all variable and fixed costs associated with providing contract operations services, including direct labor, benefits cost, parts cost, unit freight cost, lubricant cost, field supply cost and ad valorem taxes. Included in cost of sales is $0.5 million, $0.2 million and $0.1 million for the years ended December 31, 2011, 2010 and 2009, respectively, of ad valorem tax on contract operations equipment that we leased on an intercompany basis from Exterran Holdings.

Selling, General and Administrative

Selling, general and administrative (“SG&A”) expenses include only those costs directly associated with producing contract operations revenues, including fleet management and selling and marketing costs. The amount of SG&A expenses included in the combined statements of revenues and direct operating expenses of the Proposed 2012 Contract Operations Acquisition reflects an allocation of those costs incurred by Exterran Holdings based on a percentage of revenue and horsepower.

3. Long-Term Debt

As part of the purchase price to be paid for the customer service agreements and contract operations equipment we intend to acquire in the Proposed 2012 Contract Operations Acquisition, we expect to assume $105.4 million of Exterran Holdings’ long-term debt that was outstanding under Exterran Holdings’ senior secured credit facility. At December 31, 2011, all amounts outstanding under this credit facility were LIBOR loans and the applicable margin was 2.5%. In connection with the Proposed 2012 Contract Operations Acquisition, we intend to borrow $105.4 million under our revolving credit facility, which we expect to use to repay the debt assumed from Exterran Holdings in connection with the Proposed 2012 Contract Operations Acquisition. All amounts outstanding under our revolving credit facility mature in November 2015.

EXTERRAN PARTNERS, L.P.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

The following are the unaudited pro forma consolidated financial statements of Exterran Partners, L.P. (“we,” “us” or “our”) as of and for the year ended December 31, 2011. The unaudited pro forma consolidated balance sheet assumes that our proposed acquisition of certain contract operations customer service agreements and a fleet of compressor units used to provide compression services under those agreements of the natural gas contract operations business that is provided in the United States of America by Exterran Holdings, Inc. (individually and together with its subsidiaries, “Exterran Holdings”), a fleet of compressor units that we currently lease on an intercompany basis from Exterran Holdings and a natural gas processing plant and a related long-term processing services agreement with a customer (together, the “Proposed Assets”), and the other related transactions, as described below (the “Proposed 2012 Contract Operations Acquisition”), occurred as of December 31, 2011. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2011 assumes that the Proposed 2012 Contract Operations Acquisition and our acquisition in June 2011 of certain contract operations customer service agreements and contract operations equipment from Exterran Holdings (the “June 2011 Contract Operations Acquisition”) occurred on January 1, 2011. These transaction adjustments are presented in the notes to the unaudited pro forma financial statements.

The pro forma financial statements reflect the following transactions:

As related to the Proposed 2012 Contract Operations Acquisition:

•	our acquisition of the Proposed Assets from Exterran Holdings;

•	our assumption of $105.4 million of Exterran Holdings’ long-term debt;

•	our payment of $33.5 million in cash to Exterran Holdings;

•	our borrowing of $138.9 million under our revolving credit facility and use of those proceeds for the cash payment and to retire the debt assumed from Exterran Holdings; and

•	our issuance of 1,899,453 common units to Exterran Holdings.

As related to the June 2011 Contract Operations Acquisition for the period January 1, 2011 through June 10, 2011:

•	our acquisition in June 2011 of certain contract operations customer service agreements, compression equipment and a natural gas processing plant from Exterran Holdings;

•	our assumption of $159.4 million of Exterran Holdings’ long-term debt;

•	our borrowing of $159.9 million under our revolving credit facility and use of those proceeds to retire the debt assumed from Exterran Holdings;

•

our payment of $62.2 million in cash to Exterran Holdings as Exterran Holdings exercised its option for us to sell in a public offering the 2,497,659 common units that we otherwise would have issued to it at the closing of the June 2011 Contract Operations Acquisition. We distributed to Exterran Holdings the net proceeds from the sale of these additional common units in lieu of issuing the full 2,497,659 common units to Exterran Holdings; and

•	our issuance of approximately 51,000 general partner units to our general partner, a wholly-owned subsidiary of Exterran Holdings.

The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations were derived by adjusting our historical financial statements. The adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions. The unaudited pro forma consolidated financial statements do not purport to present our financial position or results of operations had the Proposed 2012 Contract Operations Acquisition actually been completed as of the dates indicated. Moreover, the statements do not project our financial position or results of operations for any future date or period.

EXTERRAN PARTNERS, L.P.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

December 31, 2011

(In thousands)

	Exterran Partners, L.P. Historical	Proposed 2012 Contract Operations Acquisition	Adjustments		Exterran Partners, L.P. Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$5	$—	$138,850	(A)	$5
			(105,350	)(B)
			(33,500	)(C)
Accounts receivable, trade, net of allowance	33,275	—	—		33,275
Due from affiliates, net	4,383	—	—		4,383

Total current assets	37,663	—	—		37,663

Property, plant and equipment	1,219,605	222,287	—		1,441,892
Accumulated depreciation	(412,553)	(66,919)	—		(479,472)

Net property , plant and equipment	807,052	155,368	—		962,420
Goodwill	124,019	—	—		124,019
Intangibles and other assets, net	22,271	5,128	—		27,399

Total assets	$991,005	$160,496	$—		$1,151,501

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accrued liabilities	$12,224	$—	$—		$12,224
Accrued interest	1,278	—	—		1,278
Current portion of interest rate swaps	3,040	—	—		3,040

Total current liabilities	16,542	—	—		16,542
Long-term debt	545,500	105,350	138,850	(A)	684,350
			(105,350	)(B)
Interest rate swaps	5,197	—	—		5,197

Total liabilities	567,239	105,350	33,500		706,089
Partners’ capital:
Common units	420,960	—	21,646	(D)	442,606
General partner units	12,877	—	—		12,877
Accumulated other comprehensive loss	(9,313)	—	—		(9,313)
Treasury units	(758)	—	—		(758)

Total partners’ capital	423,766	—	21,646		445,412

Total liabilities and partners’ capital	$991,005	$105,350	$55,146		$1,151,501

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

EXTERRAN PARTNERS, L.P.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2011

(In thousands, except per unit data)

	Exterran Partners, L.P. Historical	June 2011 Contract Operations Acquisition	Proposed 2012 Contract Operations Acquisition	Adjustments		Carve-off for Non-Acquired Business of Customers Partially Acquired	Exterran Partners, L.P. Pro Forma
Revenues:
Revenue – third party	$307,243	$25,810	$41,489	$—		$(2,730)	$371,812
Revenue – affiliates	1,031	—	—	(107	)(E)	—	924

Total revenues	308,274	25,810	41,489	(107)		(2,730)	372,736

Costs and expenses:
Cost of sales (excluding depreciation and amortization) – affiliates	162,925	12,517	17,338	(107	)(E)	(1,102)	186,067
				(5,504	)(F)
Depreciation and amortization	67,930	7,855	10,973	—		(614)	86,144
Fleet impairment	1,060	—	—	—		—	1,060
Selling, general and administrative - affiliates	39,380	1,889	2,706	2,612	(G)	(271)	46,316
Interest expense	30,400	—	—	5,339	(H)	—	35,739
Other (income) expense, net	(392)	—	—	—		—	(392)

Total costs and expense	301,303	22,261	31,017	2,340		(1,987)	354,934

Income before income taxes	6,971	3,549	10,472	(2,447)		(743)	17,802
Income tax expense	918	—	—	177	(I)	(8)	1,087

Net income	$6,053	$3,549	$10,472	$(2,624)		$(735)	$16,715

General partner interest in net income	$3,005						$3,405

Common units interest in net income	$2,723						$11,963

Subordinated units interest in net income	$325						$1,347

Weighted average common units outstanding:
Basic	31,390			1,899	(J)		33,289

Diluted	31,403			1,899	(J)		33,302

Weighted average subordinated units outstanding:
Basic	3,747						3,747

Diluted	3,747						3,747

Earnings per common unit:
Basic	$0.09						$0.36

Diluted	$0.09						$0.36

Earnings per subordinated unit:
Basic	$0.09						$0.36

Diluted	$0.09						$0.36

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

EXTERRAN PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation, the Proposed 2012 Contract Operations Acquisition and Related Transactions

The historical financial information is derived from the consolidated financial statements of the Partnership and the combined financial statements of the Proposed 2012 Contract Operations Acquisition and June 2011 Contract Operations Acquisition. The unaudited pro forma consolidated balance sheet assumes that the Proposed 2012 Contract Operations Acquisition, as described below, occurred as of December 31, 2011. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2011 assumes that the Proposed 2012 Contract Operations Acquisition and the June 2011 Contract Operations Acquisition occurred on January 1, 2011.

The pro forma financial statements reflect the following transactions:

As related to the Proposed 2012 Contract Operations Acquisition:

•	our acquisition of the Proposed Assets from Exterran Holdings;

•	our assumption of $105.4 million of Exterran Holdings’ long-term debt;

•	our payment of $33.5 million in cash to Exterran Holdings;

•	our borrowing of $138.9 million under our revolving credit facility and use of those proceeds for the cash payment and to retire the debt assumed from Exterran Holdings; and

•	our issuance of 1,899,453 common units to Exterran Holdings.

As related to the June 2011 Contract Operations Acquisition:

•	our acquisition in June 2011 of certain contract operations customer service agreements, compression equipment and a natural gas processing plant from Exterran Holdings;

•	our assumption of $159.4 million of Exterran Holdings’ long-term debt;

•	our borrowing of $159.9 million under our revolving credit facility and use of those proceeds to retire the debt assumed from Exterran Holdings;

•

our payment of $62.2 million in cash to Exterran Holdings as Exterran Holdings exercised its option for us to sell in a public offering the 2,497,659 common units that we otherwise would have issued to it at the closing of the June 2011 Contract Operations Acquisition. We distributed to Exterran Holdings the net proceeds from the sale of these additional common units in lieu of issuing the full 2,497,659 common units to Exterran Holdings; and

•	our issuance of approximately 51,000 general partner units to our general partner, a wholly-owned subsidiary of Exterran Holdings.

2. Pro Forma Adjustments and Assumptions

(A) Reflects borrowings of $138.9 million under our revolving credit facility.

(B) Reflects the repayment of $105.4 million of debt assumed from Exterran Holdings using borrowings under our revolving credit facility.

(C) Reflects the cash payment of $33.5 million to Exterran Holdings using borrowings under our revolving credit facility.

(D) Transactions between us and Exterran Holdings are transactions between entities under common control. Under GAAP, transfers of assets and liabilities between entities under common control are to be initially recorded on the books of the receiving entity at the carrying value of the transferor. Any difference between consideration given and the carrying value of the assets or liabilities is treated as a capital distribution or contribution. As such, a contribution of $21.6 million was recorded and reflects the issuance of 1,899,453 common units to Exterran Holdings in connection with the Proposed 2012 Contract Operations Acquisition. If we elect to conduct a public offering of our common units and we expect this public offering to be completed prior to the closing date of the Proposed 2012 Contract Operations Acquisition, Exterran Holdings has the option to cause us to sell a number of additional common units, up to 1,899,453 common units, that otherwise would be issued to Exterran Holdings at the closing of the Proposed 2012 Contract Operations Acquisition. We would expect to distribute to Exterran Holdings the net proceeds from the sale of these additional common units at the closing of the Proposed 2012 Contract Operations Acquisition, in lieu of issuing the full 1,899,453 common units to Exterran Holdings.

(E) Reflects the reversal of intercompany lease revenue and intercompany lease expense of $0.1 million and $13,000 related to units included in the Proposed 2012 Contract Operations Acquisition and the June 2011 Contract Operations Acquisition, respectively, that Exterran Holdings leased on an intercompany basis from us.

(F) Reflects the reversal of intercompany lease expense recorded of $3.3 million and $2.2 million related to units included in the Proposed 2012 Contract Operations Acquisition and the June 2011 Contract Operations Acquisition, respectively, that we leased on an intercompany basis from Exterran Holdings.

(G) Reflects an allocation of selling, general and administrative (“SG&A”) expenses of Exterran Holdings for the year ended December 31, 2011 of $1.3 million and $1.3 million related to the Proposed 2012 Contract Operations Acquisition and June 2011 Contract Operations Acquisition, respectively. SG&A expenses in this adjustment include only the allocation of indirect expenses and have been allocated to us based on the percentage of total horsepower of compressor units acquired or expected to be acquired in the transactions to total horsepower of Exterran Holdings and our compressor units in accordance with an omnibus agreement among us, Exterran Holdings and others.

(H) Reflects interest expense incurred on borrowings of $138.9 million under our revolving credit facility in connection with the Proposed 2012 Contract Operations Acquisition. During the year ended December 31, 2011, interest expense is $3.3 million and is based on an average rate of one-month LIBOR of 0.23%, plus the applicable margin of 2.5%. A one percentage point increase or decrease in interest rates would result in an increase or decrease in interest expense related to the Proposed 2012 Contract Operations Acquisition of $1.4 million for the year ended December 31, 2011.

Reflects interest expense incurred on borrowings of $159.9 million under our revolving credit facility in connection with the June 2011 Contract Operations Acquisition for the period from January 1, 2011 through June 10, 2011 (the closing date of the June 2011 Contract Operations Acquisition). For the period from January 1, 2011 through June 10, 2011, interest expense is $2.0 million and is based on an average rate of one-month LIBOR of 0.23%, plus the applicable margin of 2.5%. A one percentage point increase or decrease in interest rates would result in an additional increase or decrease in interest expense related to the June 2011 Contract Operations Acquisition of $0.7 million.

(I) Reflects additional taxes for the year ended December 31, 2011 of $0.1 million in connection with the Proposed 2012 Contract Operations Acquisition, that we would have incurred under the Texas margins tax and Michigan Business Tax related to the contract operations service agreements that we intend to acquire from Exterran Holdings in the transaction. Reflects additional taxes for the year ended December 31, 2011 of $57,000 in connection with the June 2011 Contract Operations Acquisition, that we would have incurred under the Texas margins tax related to the contract operations service agreements that we acquired from Exterran Holdings in the transaction. Note that a 10% increase or decrease in the apportionment factor used to calculate the margin tax expense for the unaudited pro forma consolidated statement of operations presented herein would not have a material impact on the amount of such tax expense.

(J) Reflects the issuance of 1,899,453 common units to Exterran Holdings in connection with the Proposed 2012 Contract Operations Acquisition.

3. Carve-off for Non-Acquired Business of Customers Partially Acquired

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2011 includes the results of the Proposed 2012 Contract Operations Acquisition. Such results include all contract operations business with the customers that have been partially acquired in the Proposed 2012 Contract Operations Acquisition even though some of the business contracted with that customer was not transferred in the Proposed 2012 Contract Operations Acquisition. To better reflect the amount of business acquired, the unaudited pro forma statement of operations includes an adjustment to reflect the amount of business in the Proposed 2012 Contract Operations Acquisition not actually acquired. The percentage was based on the ratio of horsepower acquired in the Proposed 2012 Contract Operations Acquisition to the total horsepower in service for each such customer on the closing date of the Proposed 2012 Contract Operations Acquisition.

4. Pro Forma Net Earnings Per Limited Partner Unit

Pro forma net earnings per limited partner unit is determined by dividing the pro forma net income that would have been allocated to the common and subordinated unitholders by the number of common and subordinated units expected to be outstanding after the completion of the transactions included in the pro forma consolidated financial statements. All common units issued in connection with the Proposed 2012 Contract Operations Acquisition were assumed to have been outstanding since January 1, 2011. Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income proportionately being allocated to the general partner than to the holders of common and subordinated units. The pro forma net earnings per unit calculations reflect the incentive distributions made to the general partner and a reduction of net income allocable to the limited partners of $0.2 million for the year ended December 31, 2011, which reflects the amount of additional incentive distributions that would have occurred if the excess of net income over actual distributions for the period had been distributed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.
(Registrant)

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

Date: February 24, 2012	/s/ J. MICHAEL ANDERSON
	Name:	J. Michael Anderson
	Title:	Senior Vice President and Chief Financial Officer